CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                           ONE WORLD ONLINE.COM, INC.

                  The undersigned, David N. Nemelka and Paul D. Korth, hereby certify that:

                  I. They are the duly elected and acting President and Secretary, respectively, of One World Online.Com, Inc., a Nevada corporation (the "Company").

                  II. The Certificate of Incorporation of the Company authorizes 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

                  III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors on May 10, 2000, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

                  WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

                  WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

                  Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 300,000. The par value of each share of Preferred Stock shall be $.001. Each share of Preferred Stock shall have a stated value of $3.00 per share (the "Stated Value"). The holders of the Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock will not be subject to any sinking fund or other obligations of the Company to redeem or retire the Preferred Stock. Unless converted, the Preferred Stock will be perpetual.

                  Section 2. Dividends. No dividends shall be paid or accrue on the Preferred Stock, unless declared by the Board of Directors.

                  Section 3. Voting Rights. Except as otherwise required by applicable law, all voting rights of the Company shall be vested in and exercised by the holders of the Common and Preferred Stock, voting as a single group, with each share of Common Stock being entitled to one (1) vote and each share of Preferred Stock being entitled to one hundred (100) votes.

                  Section 4. Liquidation. The Preferred Stock will rank, with respect to right on liquidation, on parity with the Common Stock and with all future series of preferred stock established on or after the date hereof by the Board of Directors which does not expressly provide that it ranks senior to or junior to the Preferred Stock as to rights on liquidations, winding-up and dissolution. Neither the sale or transfer of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding up of the Company.

                  Section 5. Conversion.

                  (a) Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Rate (as defined in Section 5) at the option of the holder in whole or in part at any time. The holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice" of "Conversion Notice") in the manner set forth in Section 5(h). Each Holder Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice by facsimile (the "Holder Conversion Date" of "Conversion Date"). Each Holder Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Holder Conversion Notice, the Company shall promptly deliver to the holder a certificate for such number of shares as have not been converted.

                  (b) Not later than five (5) Trading Days after the Conversion Date, the Company will send to the holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                 (c) (i) The Preferred Stock is convertible into Common Stock at a conversion rate of one share of Preferred Stock for one share of Common Stock, subject to adjustments described herein. (the "Conversion Rate")

                           (ii)  If  any  transaction  shall  occur,   including
without limitations (i) any recapitalization or reclassifications of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another entity or any merger of another entity into the Company (other than a merger that does not result in a reclassifications, conversion, exchange or cancellation of Common Stock), (iii) any sale or transfer of all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to which any holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provisions shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holders of the number of shares of Common Stock issuable upon conversion of such Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

                           (iii) All calculations  under this Section 5 shall be
made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (iv)  Whenever  the   Conversion   Rate  is  adjusted
pursuant to Section 5(c)(ii), the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (e) Upon conversion no fractional shares or other consideration will be issued as a result of a fractional interest upon conversion and the Company shall have no obligation to make a cash payment in respect of any fractional share upon conversion.

                  (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of preferred stock.

                  (h) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the first Business Day following receipt by the Company of the Conversion Notice.

                  Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Nevada, a Certificate of Designation in accordance with these resolutions and as required by law.

                  IN WITNESS WHEREOF, One World Online.Com, Inc. has caused this certificate to be signed by David N. Nemelka, its President, and Paul D. Korth, its Secretary, this 11th day of May, 2000.

                                                     ONE WORLD ONLINE.COM, INC.



                                                     By    /s/ David N. Nemelka
                                                          ----------------------
                                                          David N. Nemelka

                                    President

State of Utah                       )
                                    ) ss.
County of Utah                      )

         On this 11th day of May, 2000, before me, the undersigned Notary Public, personally appeared David N. Nemelka, known to me to be the President of One World Online.Com, Inc. and the person who signed this instrument, and who acknowledged that he signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary: /s/ Nancy L. Dimmick                         [Seal]
        ------------------------------

My Commission Expires: 3/22/2003

                                                     ONE WORLD ONLINE.COM, INC.



                                                     By  /s/ Paul D. Korth
                                                         ----------------------
                                                         Paul D. Korth

                                    Secretary

State of Utah                       )
                                    ) ss.
County of  Utah                     )

         On this 11th day of May, 2000, before me, the undersigned Notary Public, personally appeared Paul D. Korth, known to me to be the Secretary of One World Online.Com, Inc. and the person who signed this instrument, and who acknowledged that he signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary: /s/ Nancy L. Dimmick                         [Seal]
        ------------------------------

My Commission Expires: 3/22/2003

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.001 per share (the "Common Stock"), of One World Online.Com, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                               ---------------------------------
                                               Date to Effect Conversion

                                               ---------------------------------
                                               Number of shares of Preferred
                                               Stock to be Converted


                                               ---------------------------------
                                               Signature


                                               ---------------------------------
                                               Name


                                               ---------------------------------
                                               Address